Registration No. ________

    As filed with the Securities and Exchange Commission on February 24, 2000

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          STRATTEC SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

                        WISCONSIN                     39-1804239
              (State or Other Jurisdiction of     (I.R.S. Employer
             Incorporation or Organization)     Identification No.)

               3333 West Good Hope Road
                 Milwaukee, Wisconsin                   53209
      (Address of principal executive offices)        (ZIP Code)

                            _________________________

                          STRATTEC SECURITY CORPORATION
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)
                            _________________________

                                                    Copy to:
                   PATRICK J. HANSEN           JAMES M. BEDORE, ESQ.
       Vice President, Chief Financial     Reinhart, Boerner, Van Deuren,
         Officer, Treasurer and Secretary     Norris & Rieselbach, s.c.
            STRATTEC SECURITY CORPORATION     1000 North Water Street
             3333 West Good Hope Road        Milwaukee, Wisconsin 53202
            Milwaukee, Wisconsin 53209
    (Name and address of agent for service)


                                  414-247-3333
          (Telephone number, including area code, of agent for service)

                            _________________________

                         CALCULATION OF REGISTRATION FEE

                         Proposed
                         Proposed         Maximum
Title of Securities      Maximum         Aggregate       Amount of
to be                  Amount to be    Offering Price     Offering    Registration
Registered              Registered       Per Share       Price (1)         Fee
--------------------  --------------  ----------------  ------------  -------------

Common Stock,
 .01 par value . . .  411,082 shares  $  33.06  (1)(2)  $ 13,590,371  $       3,588

------------
(1)     For  the  purpose  of  computing  the  registration  fee, STRATTEC SECURITY
CORPORATION  (the  "Registrant") has used $33.06 as the average of the high and low prices  of the Common Stock as reported on February 23, 2000 on the Nasdaq National
Market  for  the  offering  price  per  share,  in  accordance  with  Rule  457(h).

(2)     The  actual  offering price will be determined in accordance with the terms of  the  Plan.

                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------

     This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the STRATTEC SECURITY CORPORATION Stock Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-4300) effective April 29, 1996 are incorporated by reference and made a part hereof.

Item  8.     Exhibits.
             --------

4.1   Amended  and  Restated  Articles  of  Incorporation  of  the  Registrant.
4.2   By-Laws  of  the  Registrant.
4.3 Rights Agreement, dated as of February 6, 1996, between the Registrant and Firstar Trust Company, as Rights Agent, which includes the Form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.
5 Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. as to the legality of the stock being registered.
23.1  Consent  of  Arthur  Andersen  LLP.
23.2 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in Exhibit 5).
24    Power  of  Attorney.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 24, 2000.

                                        STRATTEC  SECURITY  CORPORATION
                                        (Registrant)

                                        By /s/  Harold  M.  Stratton  II
                                           -------------------------------------
                                           Harold  M.  Stratton  II
                                           Chairman and Chief Executive  Officer

                         _______________________________

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Harold M. Stratton II and John G. Cahill, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                                        TITLE                            DATE

/s/ Harold M. Stratton II
--------------------------   Chairman, Chief Executive Officer, and
Harold M. Stratton II        Director (Principal Executive Officer)         February 24, 2000

/s/ John G. Cahill
--------------------------   President, Chief Operating Officer and
John G. Cahill               Director                                       February 24, 2000

/s/ Patrick J. Hansen
--------------------------   Vice President, Chief Financial Officer,
Patrick J. Hansen            Treasurer and Secretary (Principal Financial
                             Officer and Principal Accounting Officer)      February 24, 2000

/s/ Frank J. Krejci
--------------------------
Frank J. Krejci              Director                                       February 24, 2000

/s/ Michael J. Koss
--------------------------
Michael J. Koss              Director                                       February 24, 2000

/s/ Robert Feitler
--------------------------
Robert Feitler               Director                                       February 24, 2000

                          STRATTEC SECURITY CORPORATION
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-25150)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



EXHIBIT                                               INCORPORATED HEREIN             FILED
NUMBER   DESCRIPTION                                    BY REFERENCE TO              HEREWITH
    4.1  Amended and Restated Articles       Appendix B to the Registrant's
         of Incorporation of the Registrant  Information Statement annexed to, and filed as Exhibit 2.1 to, the
                                             Registrant's Form 10/A Amendment
                                             No. 2 to Registration Statement dated
                                             February 6, 1995

    4.2  By-Laws of the Registrant           Appendix C to the Registrant's
                                             Information Statement annexed to,
                                             and filed as Exhibit 2.1 to, the
                                             Registrant's Form 10/A Amendment
                                             No. 2 to Registration Statement dated
                                             February 6, 1995

    4.3  Rights Agreement dated as of        Exhibit 4.1 to the Registrant's
         February 6, 1995, between the       Form 10/A Amendment No. 2 to
         Registrant and Firstar Trust        Registration Statement dated
         Company, as Rights Agent            February 6, 1995
         which includes the Form of Right
         Certificate as Exhibit A and the
         Summary of Rights to Purchase
         Common Shares as Exhibit B

      5  Opinion of Counsel                                                         X

   23.1  Consent of Arthur Andersen LLP                                             X

   23.2  Consent of Counsel                                                         Contained
                                                                                    in Opinion
                                                                                    filed as
                                                                                    Exhibit 5

     24  Powers of Attorney                  Signature Page to Registration
                                             Statement
